Exhibit 5.1

PORTER & HEDGES, L.L.P. ATTORNEYS AND COUNSELORS AT LAW 1000 MAIN STREET, 36th FLOOR HOUSTON, TEXAS 77002-6336 TELECOPIER (713) 228-1331 TELEPHONE (713) 226-6600	MAILING ADDRESS: P.O. BOX 4744 HOUSTON, TX 77210-4744

May 12, 2005

Seitel, Inc.

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

Re:      Registration Statement Form S-3 of Seitel, Inc.

Ladies and Gentlemen:

We have acted as counsel to Seitel, Inc., a Delaware corporation (the "Company"), with respect to the preparation of the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration by the Company under the Securities Act of 1933, as amended, of:

  the resale of 36,518,051 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), of which 21,480,483 shares are presently outstanding (the "Outstanding Shares") and 15,037,568 shares are issuable upon exercise of outstanding common stock purchase warrants (the "Warrant Shares");

  the resale of such outstanding common stock purchase warrants (the "Warrants"); and

  and the issuance of Warrant Shares upon exercise of the Warrants by transferees of the selling stockholders.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Warrants and such corporate records, documents, instruments and certificates of the Company as we considered appropriate for purposes of the opinions expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that: (i) the Outstanding Shares are validly issued, fully paid and non-assessable; (ii) the Warrant Shares will, upon issuance in accordance with the terms and provisions of the Warrants, be validly issued, fully paid and non-assessable; and (iii) the Warrants are valid and binding obligations of the Company enforceable in accordance with their terms.

            Our opinions are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement.

Very truly yours,

                                                            /s/ Porter & Hedges, L.L.P.

PORTER & HEDGES, L.L.P.